     As filed with the Securities and Exchange Commission on July 30, 1996

                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             GENESEE & WYOMING INC.
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                           16-0984624
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

                                71 LEWIS STREET
                          GREENWICH, CONNECTICUT 06830
                                 (203) 629-3722
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                 GENESEE & WYOMING INC. 1996 STOCK OPTION PLAN
         GENESEE & WYOMING INC. STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
              GENESEE & WYOMING INC. EMPLOYEE STOCK PURCHASE PLAN
                             (Full titles of Plans)


                            MORTIMER B. FULLER, III
                             CHAIRMAN OF THE BOARD,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             GENESEE & WYOMING INC.
                                71 LEWIS STREET
                          GREENWICH, CONNECTICUT 06830
                                 (203) 629-3722
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 CALCULATION OF REGISTRATION FEE



                                              PROPOSED
                                              MAXIMUM            PROPOSED
                              AMOUNT TO        OFFER-            MAXIMUM
TITLE OF SECURITIES               BE       ING PRICE PER        AGGREGATE            AMOUNT OF
 TO BE REGISTERED            REGISTERED     SHARE/(1)/     OFFERING PRICE/(1)/   REGISTRATION FEE

Class A Common Stock,             950,000          $22.75           $21,612,500             $7,453
 par value $.01 per share

/(1)/ Estimated in accordance with Rule 457(h), as of July 24, 1996, solely for the purpose of calculating the registration fee.

                           --------------------------

Pursuant to Rule 416, there are also being registered such additional shares of Class A Common Stock as may become issuable pursuant to anti-dilution provisions of each of the Plans.

                           --------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents of the Registrant previously filed with the Securities and Exchange Commission are incorporated herein by reference:

    (a) the Company's latest prospectus dated June 24, 1996 filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933;

    (b) the description of the Registrant's Class A Common Stock, par value $.01 per share, contained in Item 9 of the Registrant's Registration Statement on Form S-1 Amendment No. 3 (Registration No. 333-3972), filed with the Securities and Exchange Commission on June 18, 1996.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement (and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

    Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Paragraph 10 of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent authorized by the Delaware General Corporation Law (the "DGCL").

    With respect to indemnification of directors and officers, Section 145 of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the DGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Furthermore, the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Paragraph 9 of the Registrant's Restated Certificate of Incorporation contains a provision, authorized by Section 102(b)(7) of the DGCL, which provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability of the director (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, relating to the payment of unlawful dividends or unlawful stock repurchases or redemptions, or
(d) for any transaction from which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8. EXHIBITS

    Exhibits filed as part of this Registration Statement are listed on the Index to Exhibits located at page 5 hereof.

ITEM 9. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes (subject to the proviso contained in Item 512(a) of Regulation S-K):

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudications of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 26th day of July, 1996.

                                GENESEE & WYOMING INC.

                                By:  /s/ Mortimer B. Fuller, III
                                     ---------------------------
                                     Mortimer B. Fuller, III
                                     President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 26th day of July, 1996.

           SIGNATURE                          TITLE
           ---------                          -----


/s/ Mortimer B. Fuller, III        Chairman of the Board, President and
- ---------------------------
Mortimer B. Fuller, III            Chief Executive Officer
                                   (Principal Executive Officer)


/s/ Mark W. Hastings               Senior Vice President,
- --------------------
Mark W. Hastings                   Chief Financial Officer and Treasurer
                                   (Principal Financial Officer)


/s/ Alan R. Harris                 Senior Vice President and
- ------------------
Alan R. Harris                     Chief Accounting Officer
                                   (Principal Accounting Officer)


/s/ James M. Fuller                Director
- -------------------
James M. Fuller


/s/ Louis S. Fuller                Director
- -------------------
Louis S. Fuller


/s/ John M. Randolph               Director
- --------------------
John M. Randolph


/s/ Philip J. Ringo                Director
- -------------------
Philip J. Ringo

                               INDEX TO EXHIBITS


(4) Instruments defining the rights of security holders, including indentures

    (a)    Form of Restated Certificate of Incorporation (Exhibit 3.2)/2/

    (b)    By-laws (Exhibit 3.3)/1/

    (c) Specimen stock certificate representing shares of Class A Common Stock (Exhibit 4.1)/3/

    (d) Form of Class B Stockholders' Agreement dated as of May 20, 1996, among the Registrant, its executive officers and its Class B stockholders (Exhibit 4.2)/2/

    (e) Promissory Note dated December 28, 1989 of GWI Leasing Corporation in favor of Deutsche Credit Corporation (Exhibit 4.3)/1/

    (f) Railcar Finance Notes dated July 8, 1991 and November 27, 1991 of GWI Leasing Corporation in favor of Deutsche Credit Corporation (Exhibit 4.4)/1/

    (g) Railcar Finance Notes, dated November 27, 1991 and December 31, 1991 of GWI Leasing Corporation in favor of Deutsche Credit Corporation (Exhibit 4.5)/1/

    (h) Promissory Note dated October 7, 1991 of Buffalo & Pittsburgh Railroad, Inc. in favor of CSX Transportation, Inc. (Exhibit 4.6)/1/

    (i) Amended and Restated Loan and Security Agreement dated December 28, 1989 between GWI Leasing Corporation and Deutsche Credit Corporation, and Amendment No. 1 dated December 28, 1989 (Exhibit 4.7)/1/

    (j) Loan and Security Agreement dated December 27, 1990 between GWI Leasing Corporation and Deutsche Credit Corporation, and Amendments dated June 28, 1991 and November 22, 1991 (Exhibit 4.8)/1/

    (k) Guaranty dated December 27, 1990 of the Registrant in favor of Deutsche Credit Corporation (Exhibit 4.9)/1/

    (l) Amended and Restated Revolving Credit and Term Loan Agreement dated as of February 8, 1996 among the Registrant and certain of its Subsidiaries, The First National Bank of Boston, as agent, and the Banks party thereto (Exhibit 4.10)/1/

    (m) Revolving Credit Note dated as of February 8, 1996 of the Registrant and certain of its subsidiaries in favor of The First National Bank of Boston (Exhibit 4.11)/1/

    (n) Term Note dated as of February 8, 1996 of the Registrant and certain of its Subsidiaries in favor of The First National Bank of Boston (Exhibit 4.12)/1/

    (o) Amended and Restated Security Agreement dated as of February 8, 1996 among the Registrant, certain of its Subsidiaries and The First National Bank of Boston (Exhibit 4.13)/1/

    (p) Amended and Restated Stock Pledge Agreement dated as of February 8, 1996 between the Registrant and The First National Bank of Boston (Exhibit 4.14)/1/

    (q) Amended and Restated Collateral Assignment of Partnership Interests dated as of February 8, 1996 of the Registrant and GWI Dayton, Inc. in favor of The First National Bank of Boston (Exhibit 4.15)/1/

    (r) Amendment No. 1 to Amended and Restated Revolving Credit and Term Loan Agreement dated as of April 26, 1996 among the Registrant and certain of its Subsidiaries, The First National Bank of Boston, as agent, and the Banks party thereto (Exhibit 4.16)/2/

*(5)  Opinion of Harter, Secrest & Emery

(15) Letter re unaudited interim financial information

           Not applicable.

(23) Consents of Experts and Counsel

    *(a)   Consent of Arthur Andersen LLP

    *(b)   Consent of Harter, Secrest & Emery [contained in Exhibit (5)]

(24) Power of Attorney

           Not applicable.

(28) Information from reports furnished to State insurance regulatory authorities

           Not applicable.

(99)  Additional Exhibits

    (a)    Genesee & Wyoming Inc. 1996 Stock Option Plan (Exhibit 10.1)/2/

    (b) Genesee & Wyoming Inc. Stock Option Plan For Outside Directors (Exhibit 10.2)/2/

    (c)    Genesee & Wyoming Inc. Employee Stock Purchase Plan (Exhibit 10.4)/2/

____________________________

    *    Exhibit filed with this Registration Statement.

    /1/ Exhibit previously filed as part of, and incorporated herein by reference to, the Registrant's Registration Statement on Form S-1 (Registration No. 333-3972). The exhibit number contained in parenthesis refers to the exhibit number in such Registration Statement.

    /2/ Exhibit previously filed as part of, and incorporated herein by reference to, Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-3972). The exhibit number contained in parenthesis refers to the exhibit number in such Amendment.

    /3/ Exhibit previously filed as part of, and incorporated herein by reference to, Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-3972). The exhibit number contained in parenthesis refers to the exhibit number in such Amendment.